EXHIBIT 5.2


                       Participant Voluntary Election Form

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                             FIRST CARNEGIE DEPOSIT
                          SALARY DEFERRAL PLAN & TRUST

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                 Participant Voluntary Investment Election Form

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__________________________________           ___________________________________
Name of Plan Participant                     Social Security Number

1.       Instructions.
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         The  First  Carnegie  Deposit  Deferral  Salary  Plan & Trust  ("Plan")
permits participants to direct all, or a portion, of the assets attributable to their Participant Account into the Employer Stock Fund. The assets attributable to a Participant's Account under the Plan transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock (the "Common Stock") of the First Carnegie Deposit ("Bank") purchased in the open-market.

         To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and provide this form to Ms. Carol Gilbert, the Plan representative, at the Bank who will retain this form and return a copy to you. If you need any assistance in completing this form, please contact Ms. Carol Gilbert at (412) 276-2424.

2.       Investment Directions.
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         As a Participant in the Plan, I hereby  voluntarily elect to direct the
Trustee of the Plan to invest the below indicated dollar sum of my Participant Account balance under the Plan as indicated below.

         I hereby voluntarily elect and request to direct investment of the below indicated dollar amount of my Participant Account funds for the purchase of the Common Stock of the Bank: $________________. Enter your $ level of requested purchase through the Plan. Such amount does not exceed the portion of assets held under the Plan for the underlying Participant.

         All other funds in my Participant Account will remain invested as previously requested.

3.       Acknowledgement.
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         I fully  understand that this  self-directed  portion of my Participant
Account does not share in the overall net earnings, gains, losses, and appreciation or depreciation in the value of assets held by the Plan's other investment funds, but only in my Account's allocable portion of such items from the Employer Stock Fund. I understand that the Plan's Trustee, in complying with this election and in following my directions for the investment of my Account, is not responsible


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or  liable in any way for the  expenses  or losses  that may be  incurred  by my
Account assets invested in Common Stock under the Employer Stock Fund.

         I further understand that this election shall become irrevocable by me upon execution and submission of this Investment Form.

Only properly signed forms delivered to the Plan's Trustee will be honored.
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         The undersigned  Participant and Spouse (if applicable) acknowledge and consent that such sums invested in the Common Stock under the Employer Stock Fund will be distributed in the future, pursuant to the terms of the Plan, in the form of Common Stock at the sole discretion of the Plan Administrator, and that the undersigned hereby waives any claim, right or option which may exist, if any, to receive any other optional form of benefit payment for such Participant Account assets being invested in such Common Stock under the Employer Stock Fund.

         The undersigned hereby acknowledges that the shares of Common Stock to be purchased with the funds noted above are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. Investment in such Common Stock will expose the undersigned to the investment risks and potential fluctuations in the market price of such Common Stock. Such investment in the Common Stock does not offer any guarantees regarding maintenance of the principal value of such investment or any projections or guarantees associated with future value or dividend payments with respect to such Common Stock. The undersigned has read and understands the above listed documents and hereby voluntarily makes and consents to this investment election and voluntarily signed his (her) name as of the date listed below. If you so elect, you may choose not to make any investment decision at this time.


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Witness                    Date         Participant                Date

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Witness                    Date         Participant's Spouse       Date

For the Trustee                         For the Plan Administrator
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                           Date                                    Date